J2 Global Reports Third Quarter 2020 Results

Raises Full Year 2020 Estimates
Achieves Record Third Quarter Revenues
Completes Acquisition of RetailMeNot

LOS ANGELES -- J2 Global, Inc. (NASDAQ: JCOM) today reported financial results for the third quarter ended September 30, 2020.

“J2 continues to demonstrate exceptional strength, delivering remarkable results across the board,” said Vivek Shah, CEO of J2 Global. “Our worldwide organization and portfolio of internet businesses are thriving in an uncertain environment.”

THIRD QUARTER 2020 RESULTS

Q3 2020 quarterly revenues increased 3.7% to a third quarter record of $357.0 million compared to $344.1 million for Q3 2019.

Net cash provided by operating activities increased to $114.4 million compared to $97.1 million for Q3 2019. Q3 2020 free cash flow(2) increased 19.9% to $93.7 million compared to $78.2 million for Q3 2019.

GAAP earnings per diluted share(3) increased 111.7% to $1.31 in Q3 2020 compared to $0.62 for Q3 2019.

Adjusted non-GAAP earnings per diluted share(3)(4) for the quarter increased 19.1% to $2.02 as compared to $1.70 for Q3 2019.

GAAP net income increased by 98.0% to $60.9 million as compared to $30.7 million for Q3 2019.

Quarterly Adjusted EBITDA(5) increased 14.4% to $154.1 million compared to $134.8 million for Q3 2019.

J2 ended the quarter with approximately $665 million in cash, cash equivalents, and investments after deploying approximately $8 million during the quarter for acquisitions and $4 million in connection with payments for prior year acquisitions. In addition, J2 deployed approximately $150 million with respect to its share repurchase program during the quarter.

Key financial results for Q3 2020 versus Q3 2019 are set forth in the following table (in millions, except per share amounts). Reconciliations of Adjusted non-GAAP earnings per diluted share, Adjusted EBITDA and free cash flow to their nearest comparable GAAP financial measures are attached to this Press Release.

	Q3 2020	Q3 2019	% Change
Revenues
Cloud Services	$170.2 million	$171.2 million	(0.5)%
Digital Media	$186.7 million	$173.0 million	8.0%
Total Revenue: (1)	$357.0 million	$344.1 million	3.7%
Operating Income	$77.4 million	$59.4 million	30.5%
Net Cash Provided by Operating Activities	$114.4 million	$97.1 million	17.8%
Free Cash Flow (2)	$93.7 million	$78.2 million	19.9%
GAAP Earnings per Diluted Share (3)	$1.31	$0.62	111.7%
Adjusted Non-GAAP Earnings per Diluted Share (3) (4)	$2.02	$1.70	19.1%
GAAP Net Income	$60.9 million	$30.7 million	98.0%
Adjusted Non-GAAP Net Income	$93.9 million	$82.8 million	13.5%
Adjusted EBITDA (5)	$154.1 million	$134.8 million	14.4%
Adjusted EBITDA Margin (5)	43.2%	39.2%	10.2%

CLOSE OF RETAILMENOT ACQUISITION

The Company announced that it had completed its acquisition of leading savings destination RetailMeNot for approximately $420 million from Vericast, a premier marketing solutions company, on October 28, 2020.

BUSINESS OUTLOOK

For fiscal year 2020, the Company is increasing its estimates, expecting to achieve revenues between $1.447 billion and $1.462 billion from between $1.380 billion and $1.400 billion; Adjusted EBITDA between $595 million and $605 million from between $556 million and $570 million; and Adjusted non-GAAP earnings per diluted share of between $7.85 and $8.00 from between $7.17 and $7.41.

Adjusted non-GAAP earnings per diluted share for 2020 excludes share-based compensation of between $23 million and $27 million, amortization of acquired intangibles and the impact of any currently unanticipated items, in each case net of tax.

It is anticipated that the non-GAAP effective tax rate for 2020 (exclusive of the release of reserves for uncertain tax positions) will be between 21% and 23%.

The Company has not reconciled the Adjusted non-GAAP earnings per diluted share and any related tax rate information included in this release to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability with respect to costs related to acquisitions and taxation, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable and significant impact on our future GAAP financial results.

Notes:

(1)	The revenues associated with each of the businesses may not foot precisely since each is presented independently.
(2)	Free cash flow is defined as net cash provided by operating activities, less purchases of property and equipment, plus contingent consideration. Free cash flow amounts are not meant as a substitute for GAAP, but are solely for informational purposes.
(3)	The estimated GAAP effective tax rates were approximately 28.3% for Q3 2020 and 17.0% for Q3 2019. The estimated Adjusted non-GAAP effective tax rates were approximately 21.8% for Q3 2020 and 21.7% for Q3 2019.
(4)	Adjusted non-GAAP earnings per diluted share excludes certain non-GAAP items, as defined in the Reconciliation of GAAP to Adjusted non-GAAP Financial Measures, for the three months ended September 30, 2020 and 2019 totaled $0.71 and $1.08 per diluted share, respectively.
(5)	Adjusted EBITDA is defined as earnings before interest; gain on sale of businesses; loss on investments, net; other (income) expense, net; income tax expense; net loss (income) in earnings of equity method investments; depreciation and amortization; and the items used to reconcile EPS to Adjusted non-GAAP EPS, as defined in the Reconciliation of GAAP to Adjusted non-GAAP Financial Measures. Adjusted EBITDA amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

About J2 Global

J2 Global, Inc. (NASDAQ: JCOM) is a leading internet information and services company consisting of a portfolio of brands including IGN, Mashable, Humble Bundle, Speedtest, PCMag, RetailMeNot, Offers.com, Spiceworks, Everyday Health, BabyCenter and What To Expect in its Digital Media business and eFax, eVoice, iContact, Campaigner, Vipre, IPVanish and KeepItSafe in its Cloud Services business. J2 reaches in excess of 230 million people per month across its brands. As of December 31, 2019, J2 had achieved 24 consecutive fiscal years of revenue growth. For more information about J2, please visit www.J2global.com.
Contact:
Rebecca Wright
J2 Global, Inc.
800-577-1790
press@J2.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, including those contained in Vivek Shah’s quote and the “Business Outlook” portion regarding the Company’s expected fiscal 2020 financial performance. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: the Company’s ability to grow non-fax revenues, profitability and cash flows; the Company’s ability to identify, close and successfully transition acquisitions; subscriber growth and retention; variability of the Company’s revenue based on changing conditions in particular industries and the economy generally; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments, including but not limited to the imposition or increase of taxes or regulatory-related fees; and the numerous other factors set forth in J2 Global’s filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting J2 Global, refer to the 2019 Annual Report on Form 10-K filed by J2 Global on March 2, 2020, and the other reports filed by J2 Global from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release, including those contained in Vivek Shah’s quote and in the “Business Outlook” portion regarding the Company’s expected fiscal 2020 financial performance are based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these statements.

About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following Adjusted non-GAAP financial measures: Adjusted non-GAAP net income, Adjusted non-GAAP earnings per diluted share, Adjusted EBITDA and free cash flow. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these Adjusted non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these Adjusted non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to these Adjusted non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These Adjusted non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity. We believe these Adjusted non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

For more information on these Adjusted non-GAAP financial measures, please see the appropriate GAAP to Adjusted non-GAAP reconciliation tables included within the attached Exhibit to this release.

J2 GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS)

	September 30, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$567,930	$575,615
Accounts receivable, net of allowances of $13,202 and $12,701, respectively	192,800	261,928
Prepaid expenses and other current assets	46,594	49,347
Total current assets	807,324	886,890
Long-term investments	96,575	100,079
Property and equipment, net	147,268	127,817
Operating lease right-of-use assets	97,439	125,822
Goodwill	1,661,546	1,633,033
Other purchased intangibles, net	459,566	556,553
Deferred income taxes, noncurrent	57,490	59,976
Other assets	15,785	15,676
TOTAL ASSETS	$3,342,993	$3,505,846

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$177,820	$238,059
Income taxes payable, current	12,733	17,758
Deferred revenue, current	155,806	162,855
Operating lease liabilities, current	27,673	26,927
Current portion of long-term debt	393,980	385,532
Other current liabilities	901	1,973
Total current liabilities	768,913	833,104
Long-term debt	1,075,071	1,062,929
Deferred revenue, noncurrent	11,232	12,744
Operating lease liabilities, noncurrent	87,563	104,070
Income taxes payable, noncurrent	11,675	11,675
Liability for uncertain tax positions	60,197	52,451
Deferred income taxes, noncurrent	115,356	107,453
Other long-term liabilities	36,649	10,228
TOTAL LIABILITIES	2,166,656	2,194,654
Commitments and contingencies	—	—
Preferred stock	—	—
Common stock	448	476
Additional paid-in capital	451,741	465,652
Retained earnings	782,142	891,526
Accumulated other comprehensive loss	(57,994)	(46,462)
TOTAL STOCKHOLDERS’ EQUITY	1,176,337	1,311,192
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,342,993	$3,505,846

J2 GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED, IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Total revenues	$356,976	$344,141	$1,020,353	$966,466

Cost of revenues (1)	55,822	61,716	171,755	172,995
Gross profit	301,154	282,425	848,598	793,471

Operating expenses:
Sales and marketing (1)	95,074	98,486	287,317	273,812
Research, development and engineering (1)	14,261	13,770	43,273	38,692
General and administrative (1)	114,381	110,810	312,283	314,132
Total operating expenses	223,716	223,066	642,873	626,636
Income from operations	77,438	59,359	205,725	166,835
Interest expense, net	22,712	17,271	65,879	50,625
Gain on sale of businesses	(17,122)	—	(17,122)	—
Loss on investments, net	156	7	20,991	45
Other (income) expense, net	(14,230)	857	(16,413)	2,657
Income before income taxes and net loss (income) in earnings of equity method investment	85,922	41,224	152,390	113,508
Income tax expense	24,330	6,998	49,011	17,851
Net loss (income) in earnings of equity method investment	709	3,481	10,799	(126)
Net income	$60,883	$30,745	$92,580	$95,783

Basic net income per common share:
Net income attributable to J2 Global, Inc. common shareholders	$1.31	$0.63	$1.96	$1.98

Diluted net income per common share:
Net income attributable to J2 Global, Inc. common shareholders	$1.31	$0.62	$1.93	$1.93

Basic weighted average shares outstanding	46,279,515	47,673,211	46,914,750	47,654,327
Diluted weighted average shares outstanding	46,309,072	49,064,272	47,620,308	48,892,523

(1) Includes share-based compensation expense as follows:
Cost of revenues	$136	$127	$413	$390
Sales and marketing	321	419	1,135	1,212
Research, development and engineering	425	373	1,340	1,092
General and administrative	4,918	5,527	15,755	15,700
Total	$5,800	$6,446	$18,643	$18,394

J2 GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	Nine Months Ended September 30,
Cash flows from operating activities:	2020	2019
Net income	$92,580	$95,783
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	163,680	170,409
Amortization of financing costs and discounts	21,393	9,072
Non-cash operating lease costs	15,686	14,474
Share-based compensation	18,643	18,394
Provision for doubtful accounts	9,508	9,217
Deferred income taxes, net	7,815	2,850
Gain on sale of businesses	(17,122)	—
Lease asset impairments and other charges	9,786	—
Changes in fair value of contingent consideration	(243)	8,044
Foreign currency remeasurement gain	(15,919)	—
Loss (income) on equity method investments	10,799	(166)
Loss on equity and debt investments	20,826	—
Decrease (increase) in:
Accounts receivable	57,560	29,953
Prepaid expenses and other current assets	(3,279)	(10,094)
Other assets	543	(1,528)
Increase (decrease) in:
Accounts payable and accrued expenses	(26,430)	623
Income taxes payable	(496)	(15,179)
Deferred revenue	(10,494)	777
Operating lease liabilities	(12,857)	(13,612)
Liability for uncertain tax positions	7,746	(9,144)
Other long-term liabilities	6,284	(566)
Net cash provided by operating activities	356,009	309,307
Cash flows from investing activities:
Distribution from equity method investment	—	10,288
Purchases of equity method investment	(29,979)	(22,338)
Purchases of equity investments	(843)	—
Purchases of property and equipment	(71,266)	(49,483)
Acquisition of businesses, net of cash received	(27,156)	(411,349)
Proceeds from sale of businesses	24,353	—
Proceeds from sale of assets	507	—
Purchases of intangible assets	(2,902)	(46)
Net cash used in investing activities	(107,286)	(472,928)
Cash flows from financing activities:
Payment of note payable	(400)	(5,100)
Proceeds from line of credit	—	185,000
Repayment of line of credit	—	(57,000)
Repurchase of common stock	(238,905)	(20,562)
Issuance of common stock under employee stock purchase plan	3,303	1,995
Exercise of stock options	952	5,274
Dividends paid	—	(43,966)
Deferred payments for acquisitions	(20,427)	(17,734)
Other	(1,377)	(1,055)

Net cash (used in) provided by financing activities	(256,854)	46,852
Effect of exchange rate changes on cash and cash equivalents	446	(520)
Net change in cash and cash equivalents	(7,685)	(117,289)
Cash and cash equivalents at beginning of period	575,615	209,474
Cash and cash equivalents at end of period	$567,930	$92,185

J2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation; (2) elimination of certain acquisition related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with the convertible notes; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of change in value on investment; (6) elimination of additional tax expense/benefit from prior years; (7) elimination of gain on sale of assets; (8) elimination of intra-entity transfers; (9) elimination of lease asset impairments and other charges; (10) elimination of leasehold improvement impairments; and (11) elimination of dilutive effect of the convertible debt.

	Three Months Ended September 30,
	2020	Per Diluted Share *	2019	Per Diluted Share *
Net income	$60,883	$1.31	$30,745	$0.62
Plus:
Share based compensation (1)	4,552	0.10	4,305	0.09
Acquisition related integration costs (2)	1,177	0.03	6,355	0.13
Interest costs (3)	4,784	0.10	1,433	0.03
Amortization (4)	32,314	0.70	38,708	0.81
Investments (5)	687	0.01	3,481	0.07
Tax expense (benefit) from prior years (6)	2,551	0.06	(2,271)	(0.05)
Sale of assets (7)	(9,936)	(0.21)	—	—
Intra-entity transfers (8)	(13,447)	(0.29)	—	—
Lease asset impairments and other charges (9)	7,566	0.16	—	—
Leasehold improvement impairments (10)	2,777	0.06	—	—
Convertible debt dilution (11)	—	—	—	0.02
Adjusted non-GAAP net income	$93,908	$2.02	$82,756	$1.70
* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

	Nine Months Ended September 30,
	2020	Per Diluted Share *	2019	Per Diluted Share *
Net income	$92,580	$1.93	$95,783	$1.93
Plus:
Share based compensation (1)	14,350	0.31	13,858	0.29
Acquisition related integration costs (2)	2,771	0.06	13,976	0.29
Interest costs (3)	13,929	0.30	5,169	0.11
Amortization (4)	89,398	1.91	100,148	2.10
Investments (5)	35,495	0.75	(126)	—
Tax expense from prior years (6)	4,916	0.11	72	—
Sale of assets (7)	(10,271)	(0.22)	—	—
Intra-entity transfers (8)	(13,316)	(0.29)	—	—
Lease asset impairments and other charges (9)	9,391	0.20	—	—
Leasehold improvement impairments (10)	2,777	0.06	—	—
Convertible debt dilution (11)	—	0.03	—	0.05
Adjusted non-GAAP net income	$242,020	$5.13	$228,880	$4.70
* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

J2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation; (2) elimination of certain acquisition related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with the convertible notes; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of change in value on investment; (6) elimination of additional tax expense/benefit from prior years; (7) elimination of gain on sale of assets; (8) elimination of intra-entity transfers; (9) elimination of lease asset impairments and other charges; (10) elimination of leasehold improvement impairments; and (11) elimination of dilutive effect of the convertible debt.

	Three Months Ended September 30,
	2020	2019
Cost of revenues	$55,822	$61,716
Plus:
Share based compensation (1)	(136)	(127)
Acquisition related integration costs (2)	(60)	(270)
Amortization (4)	(908)	(460)
Adjusted non-GAAP cost of revenues	$54,718	$60,859

Sales and marketing	$95,074	$98,486
Plus:
Share based compensation (1)	(321)	(419)
Acquisition related integration costs (2)	(5)	(3,420)
Adjusted non-GAAP sales and marketing	$94,748	$94,647

Research, development and engineering	$14,261	$13,770
Plus:
Share based compensation (1)	(425)	(373)
Acquisition related integration costs (2)	(5)	(2,087)
Adjusted non-GAAP research, development and engineering	$13,831	$11,310

General and administrative	$114,381	$110,810
Plus:
Share based compensation (1)	(4,918)	(5,527)
Acquisition related integration costs (2)	(1,428)	(2,265)
Amortization (4)	(39,995)	(50,457)
Tax benefit from prior years (6)	—	3,268
Lease asset impairments and other charges (9)	(9,786)	—
Leasehold improvement impairments (10)	(3,605)	—
Adjusted non-GAAP general and administrative	$54,649	$55,829

Interest expense, net	$22,712	$17,271
Plus:
Interest costs (3)	(6,140)	(2,308)
Adjusted non-GAAP interest expense, net	$16,572	$14,963

Gain on sale of businesses	$(17,122)	$—
Plus:
Sale of assets (7)	17,122	—
Adjusted non-GAAP gain on sale of businesses	$—	$—

Continued from previous page

Loss on investments, net	$156	$7
Plus:
Sale of assets (7)	(165)	—
Adjusted non-GAAP loss on investments, net	$(9)	$7

Other (income) expense, net	$(14,230)	$857
Plus:
Sale of assets (7)	211	—
Intra-entity transfers (8)	16,421	—
Adjusted non-GAAP other (income) expense, net	$2,402	$857

Income tax provision	$24,330	$6,998
Plus:
Share based compensation (1)	1,248	2,141
Acquisition related integration costs (2)	321	1,687
Interest costs (3)	1,356	875
Amortization (4)	8,589	12,209
Investments (5)	22	—
Tax benefit from prior years (6)	(2,551)	(997)
Sale of assets (7)	(7,232)	—
Intra-entity transfers (8)	(2,974)	—
Lease asset impairments and other charges (9)	2,220	—
Leasehold improvement impairments (10)	828	—
Adjusted non-GAAP income tax provision	$26,157	$22,913

Net loss in earnings of equity method investment	$709	$3,481
Plus:
Investments (5)	(709)	(3,481)
Adjusted non-GAAP net loss in earnings of equity method investment	$—	$—

Total adjustments	$(33,025)	$(52,011)

GAAP earnings per diluted share	$1.31	$0.62
Adjustments *	$0.71	$1.08
Adjusted non-GAAP earnings per diluted share	$2.02	$1.70
* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

The Company discloses Adjusted non-GAAP Earnings Per Share (“EPS”) as a supplemental Non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this Adjusted non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company’s performance. Accordingly, the Company believes that the presentation of this Adjusted non-GAAP financial measure provides useful information to investors.

Adjusted non-GAAP EPS is not in accordance with, or an alternative to, net income per share and may be different from Non-GAAP measures with similar or even identical names used by other companies. In addition, this Adjusted non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

J2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation; (2) elimination of certain acquisition related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with the convertible notes; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of change in value on investment; (6) elimination of additional tax expense/benefit from prior years; (7) elimination of gain on sale of assets; (8) elimination of intra-entity transfers; (9) elimination of lease asset impairments and other charges; (10) elimination of leasehold improvement impairments; and (11) elimination of dilutive effect of the convertible debt.

	Nine Months Ended September 30,
	2020	2019
Cost of revenues	$171,755	$172,995
Plus:
Share based compensation (1)	(413)	(390)
Acquisition related integration costs (2)	(170)	(325)
Amortization (4)	(1,806)	(1,443)
Adjusted non-GAAP cost of revenues	$169,366	$170,837

Sales and marketing	$287,317	$273,812
Plus:
Share based compensation (1)	(1,135)	(1,212)
Acquisition related integration costs (2)	(686)	(3,144)
Adjusted non-GAAP sales and marketing	$285,496	$269,456

Research, development and engineering	$43,273	$38,692
Plus:
Share based compensation (1)	(1,340)	(1,092)
Acquisition related integration costs (2)	21	(2,087)
Adjusted non-GAAP research, development and engineering	$41,954	$35,513

General and administrative	$312,283	$314,132
Plus:
Share based compensation (1)	(15,755)	(15,700)
Acquisition related integration costs (2)	(2,762)	(12,546)
Amortization (4)	(114,147)	(132,270)
Tax expense from prior years (6)	—	(104)
Lease asset impairments and other charges (9)	(12,191)	—
Leasehold improvement impairments (10)	(3,605)	—
Adjusted non-GAAP general and administrative	$163,823	$153,512

Interest expense, net	$65,879	$50,625
Plus:
Acquisition related integration costs (2)	—	27
Interest costs (3)	(18,092)	(6,828)
Adjusted non-GAAP interest expense, net	$47,787	$43,824

Gain on sale of businesses	$(17,122)	$—
Plus:
Sale of assets (7)	17,122	—
Adjusted non-GAAP gain on sale of businesses	$—	$—

Continued from previous page

Loss on investments, net	$20,991	$45
Plus:
Investments (5)	(20,825)	—
Sale of assets (7)	(165)	—
Adjusted non-GAAP loss on investments, net	$1	$45

Other (income) expense, net	$(16,413)	$2,657
Plus:
Sale of assets (7)	650	—
Intra-entity transfers (8)	17,986	—
Adjusted non-GAAP other (income) expense, net	$2,223	$2,657

Income tax provision	$49,011	$17,851
Plus:
Share based compensation (1)	4,293	4,536
Acquisition related integration costs (2)	826	4,099
Interest costs (3)	4,163	1,659
Amortization (4)	26,555	33,565
Investments (5)	(3,871)	—
Tax (benefit) expense from prior years (6)	(4,916)	32
Sale of assets (7)	(7,336)	—
Intra-entity transfers (8)	(4,670)	—
Lease asset impairments and other charges (9)	2,800	—
Leasehold improvement impairments (10)	828	—
Adjusted non-GAAP income tax provision	$67,683	$61,742

Net loss (income) in earnings of equity method investment	$10,799	$(126)
Plus:
Investments (5)	(10,799)	126
Adjusted non-GAAP net loss (income) in earnings of equity method investment	$—	$—

Total adjustments	$(149,440)	$(133,097)

GAAP earnings per diluted share	$1.93	$1.93
Adjustments *	$3.20	$2.77
Adjusted non-GAAP earnings per diluted share	$5.13	$4.70
* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

The Company discloses Adjusted non-GAAP Earnings Per Share (“EPS”) as a supplemental Non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this Adjusted non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company’s performance. Accordingly, the Company believes that the presentation of this Adjusted non-GAAP financial measure provides useful information to investors.

Adjusted non-GAAP EPS is not in accordance with, or an alternative to, net income per share and may be different from Non-GAAP measures with similar or even identical names used by other companies. In addition, this Adjusted non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Non-GAAP Financial Measures

To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with US GAAP, the Company uses the following Non-GAAP financial measures: Adjusted EBITDA, Adjusted non-GAAP Net Income, and Adjusted non-GAAP Diluted EPS (collectively the “Non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP. The Company uses these Non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about core operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

(1) Share Based Compensation. The Company excludes stock-based compensation because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. The Company further believes this measure is useful to investors in that it allows for greater transparency to certain line items in its financial statements. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(2) Acquisition Related Integration Costs. The Company excludes certain acquisition and related integration costs such as adjustments to contingent consideration, severance, lease terminations, retention bonuses and other acquisition-specific items. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(3) Interest Costs. In June 2014, the Company issued $402.5 million aggregate principal amount of 3.25% convertible senior notes and in November 2019, the Company issued $550.0 million aggregate principal amount of 1.75% convertible senior notes.  In accordance with GAAP, the Company separately accounts for the value of the liability and equity features of its outstanding convertible senior notes in a manner that reflects the Company’s non-convertible debt borrowing rate. The value of the conversion feature, reflected as a debt discount, is amortized to interest expense over time. Accordingly, the Company recognizes imputed interest expense on its 3.25% and 1.75% convertible senior notes of approximately 5.8% and 5.5%, respectively, in its statement of operations. The Company excludes the difference between the imputed interest expense and the coupon interest expense of 3.25% and 1.75%, respectively, because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding core operational performance. The Company has determined excluding these items from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(4) Amortization. The Company excludes amortization of patents and acquired intangible assets because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(5) Change in Value on Investments. The Company excludes the change in value on its investments. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(6) Tax Expense/Benefit from Prior Years. The Company excludes certain income tax-related items in respect of income tax audit settlements and their related reversals of income tax reserves accounted for through ASC 740-10. The Company believes that the Non-GAAP financial measures excluding these items provide meaningful supplemental information regarding operational performance. In addition, excluding these items from the Non-GAAP measures facilitates comparisons to historical operating results.

(7) Gain on Sale of Assets. The Company excludes the gain on sale of certain of its assets. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(8) Intra-Entity Transfers. The Company excludes certain effects of intra-entity transfers to the extent the related tax asset or liability in the financial statement is not recovered or settled, respectively during the year. During December 2019, the Company entered into an intra-entity asset transfer that resulted in the recording of a tax benefit and related tax asset representing tax deductible amounts to be realized in future years which is expected to be recovered over a period of up to 20 years. The Company believes that the Non-GAAP financial measures excluding the cumulative future unrealized benefit of the assets transferred and including the tax benefit in the year of realization provides meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(9) Lease Asset Impairments and Other Charges. The Company excludes lease asset impairments and other charges as they are non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(10) Leasehold Improvement Impairments. The Company excludes leasehold improvement impairments as they are non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(11) Convertible Debt Dilution. The Company excludes convertible debt dilution from diluted EPS. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

The Company presents Adjusted non-GAAP Cost of Revenues, Adjusted non-GAAP Research, Development and Engineering, Adjusted non-GAAP Sales and Marketing, Adjusted non-GAAP General and Administrative, Adjusted non-GAAP Interest Expense, Adjusted Gain on Sale of Businesses, Adjusted non-GAAP Loss on Investments, Adjusted non-GAAP Other (Income) Expense, Adjusted non-GAAP Income Tax Provision, Adjusted non-GAAP Net Loss (Income) in Earnings of Equity Method Investment and Adjusted non-GAAP Net Income because the Company believes that these provide useful information about our operating results and enhance the overall understanding of past financial performance and future prospects.

J2 GLOBAL, INC. AND SUBSIDIARIES
NET INCOME TO ADJUSTED EBITDA RECONCILIATION
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019
(UNAUDITED, IN THOUSANDS)

The following table sets forth a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP financial measure.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income	$60,883	$30,745	$92,580	$95,783
Plus:
Interest expense, net	22,712	17,271	65,879	50,625
Gain on sale of businesses	(17,122)	—	(17,122)	—
Loss on investments, net	156	7	20,991	45
Other (income) expense, net	(14,230)	857	(16,413)	2,657
Income tax expense	24,330	6,998	49,011	17,851
Net loss (income) in earnings of equity method investment	709	3,481	10,799	(126)
Depreciation and amortization	59,612	64,197	163,680	170,409
Reconciliation of GAAP to Adjusted non-GAAP financial measures:
Share-based compensation	5,800	6,446	18,643	18,394
Acquisition-related integration costs	1,498	8,042	3,597	18,102
Additional indirect tax (benefit) expense from prior years	—	(3,268)	—	104
Lease asset impairments and other charges	9,786	—	12,191	—

Adjusted EBITDA	$154,134	$134,776	$403,836	$373,844

Adjusted EBITDA as calculated above represents earnings before interest, gain on sale of businesses, loss on investments, net, other (income) expense, net, income tax expense, net loss (income) in earnings of equity method investments, depreciation and amortization and the items used to reconcile GAAP to Adjusted non-GAAP financial measures, including (1) share-based compensation, (2) certain acquisition-related integration costs, (3) additional indirect tax expense from prior years, and (4) lease asset impairments and other charges. We disclose Adjusted EBITDA as a supplemental Non-GAAP financial performance measure as we believe it is a useful metric by which to compare the performance of our business from period to period. We understand that measures similar to Adjusted EBITDA are broadly used by analysts, rating agencies and investors in assessing our performance. Accordingly, we believe that the presentation of Adjusted EBITDA provides useful information to investors.

Adjusted EBITDA is not in accordance with, or an alternative to, net income, and may be different from Non-GAAP measures used by other companies. In addition, Adjusted EBITDA is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

J2 GLOBAL, INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Q1	Q2	Q3	Q4	YTD
2020
Net cash provided by operating activities	$102,036	$139,591	$114,382	$—	$356,009
Less: Purchases of property and equipment	(26,885)	(23,652)	(20,729)	—	(71,266)
Add: Contingent consideration*	20,054	—	49	—	20,103
Free cash flows	$95,205	$115,939	$93,702	$—	$304,846

* Free Cash Flows of $95.2 million for Q1 2020 and $93.7 million for Q3 2020 is before the effect of payments associated with certain contingent consideration associated with recent acquisitions.

	Q1	Q2	Q3	Q4	YTD
2019
Net cash provided by operating activities	$116,854	$95,357	$97,096	$103,232	$412,539
Less: Purchases of property and equipment	(12,531)	(18,260)	(18,692)	(21,105)	(70,588)
Add: Contingent consideration*	—	8,698	(240)	—	8,458
Free cash flows	$104,323	$85,795	$78,164	$82,127	$350,409

* Free Cash Flows of $85.8 million for Q2 2019 and $78.2 million for Q3 2019 is before the effect of payments associated with certain contingent consideration associated with recent acquisitions.

The Company discloses free cash flows as supplemental Non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this Non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company’s performance. Accordingly, the Company believes that the presentation of this Non-GAAP financial measure provides useful information to investors.

Free cash flows is not in accordance with, or an alternative to, Cash Flows from Operating Activities, and may be different from Non-GAAP measures with similar or even identical names used by other companies. In addition, the Non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This Non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

J2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED SEPTEMBER 30, 2020
(UNAUDITED, IN THOUSANDS)

	Cloud	Digital
	Services	Media	Corporate	Total
Revenues
GAAP revenues	$170,248	$186,728	$—	$356,976

Gross profit
GAAP gross profit	$131,827	$169,338	$(11)	$301,154
Non-GAAP adjustments:
Share-based compensation	133	3	—	136
Acquisition related integration costs	60	—	—	60
Amortization	908	—	—	908
Adjusted non-GAAP gross profit	$132,928	$169,341	$(11)	$302,258

Operating profit
GAAP operating profit	$65,813	$26,027	$(14,402)	$77,438
Non-GAAP adjustments:
Share-based compensation	1,388	1,356	3,056	5,800
Acquisition related integration costs	123	1,220	155	1,498
Amortization	16,114	22,352	2,437	40,903
Lease asset impairments and other charges	—	9,786	—	9,786
Adjusted non-GAAP operating profit	$83,438	$60,741	$(8,754)	$135,425

Depreciation	4,410	14,299	—	18,709
Adjusted EBITDA	$87,848	$75,040	$(8,754)	$154,134

NOTE 1: Table above excludes certain intercompany allocations
NOTE 2: Beginning in the third quarter of 2020, certain expenses associated with the Corporate entity that were previously allocated to the Cloud Services business and the Digital Media business for shared costs incurred by the Corporate entity were no longer allocated.

J2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED SEPTEMBER 30, 2019
(UNAUDITED, IN THOUSANDS)

	Cloud	Digital
	Services	Media	Corporate	Total
Revenues
GAAP revenues	$171,163	$172,975	$3	$344,141

Gross profit
GAAP gross profit	$132,923	$149,499	$3	$282,425
Non-GAAP adjustments:
Share-based compensation	125	2	—	127
Acquisition related integration costs	55	215	—	270
Amortization	460	—	—	460
Adjusted non-GAAP gross profit	$133,563	$149,716	$3	$283,282

Operating profit
GAAP operating profit	$60,962	$5,475	$(7,078)	$59,359
Non-GAAP adjustments:
Share-based compensation	1,361	1,211	3,874	6,446
Acquisition related integration costs	238	7,804	—	8,042
Amortization	21,573	28,742	602	50,917
Additional indirect tax benefit from prior years	(3,268)	—	—	(3,268)
Adjusted non-GAAP operating profit	$80,866	$43,232	$(2,602)	$121,496

Depreciation	3,032	10,248	—	13,280
Adjusted EBITDA	$83,898	$53,480	$(2,602)	$134,776

NOTE 1: Table above excludes certain intercompany allocations
NOTE 2: The table above is impacted by certain expenses associated with the Corporate entity that were allocated to the Cloud Services business and the Digital Media business as these costs are shared costs incurred by the Corporate entity. As a result, expenses were allocated from Corporate to Cloud Services and Digital Media in the amount of $2.6 million and $2.9 million, respectively.

The effects noted above reduce Adjusted EBITDA for Cloud Services and Digital Media by $2.6 million and $2.9 million, respectively.